Exhibit 99.1

Contact:	Flow Investor Relations
253-813-3286

FLOW INTERNATIONAL’S REGISTRATION STATEMENT DECLARED EFFECTIVE

KENT, Wash., April 19, 2007 - Flow International Corporation (Nasdaq: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines used for cutting and cleaning applications around the world, today announced that the post-effective amendment to its Form S-1 registration statement has been declared effective by the Securities and Exchange Commission. The amendment relates to the resale by investors of shares of common stock issued in connection with Flow’s 2005 Private Investment in Public Equity (“PIPE”) financing. As a condition of the PIPE, Flow was required to file a registration statement and have it declared and kept continuously effective for the sale of stock by PIPE shareholders.

The registration statement had been ineffective since November 2006, and the Company would have been liable for a $600,000 penalty upon expiration of a grace period on April 23, 2007. With the registration statement effective, the Company is not liable for such penalty.

About Flow International Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.